EXHIBIT 10.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and between PROS, Inc. (the “Company”), PROS Holdings, Inc. (“PROS Holdings”) and Jeffrey Cotten (the “Executive”) as of October 23, 2025. Terms not otherwise defined herein shall have the meanings ascribed to them under that certain Executive Employment Agreement dated as of April 28, 2025 by and between the Executive and the Company, (the “Employment Agreement”).

RECITALS

WHEREAS, prior to the date hereof, the Executive has been employed by the Company pursuant to the terms of the Employment Agreement; and

WHEREAS, the parties hereto desire to amend the Employment Agreement to provide that consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of September 22, 2025, by and between PROS Holdings, Portofino Parent, LLC and Portofino Merger Sub, Inc, (the “Closing”) will result in a material diminution of the Executive’s duties, responsibilities or authorities sufficient to trigger Executive’s right to resign for “Good Reason,” such that the Executive is eligible to resign for Good Reason in connection with the Closing.

AGREEMENT

NOW, THEREFORE, pursuant to Section 22 of the Prior Agreement, and in consideration of the promises and mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Amendment to Subsection 5(g)(v)A.: Subsection 5(g)(v)A. of the Employment Agreement is hereby amended and restated to read as follows:

“A. a material diminution in Employee’s duties, responsibilities or authorities; provided that for such purposes, the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of September 22, 2025, by and between PROS Holdings, Portofino Parent, LLC and Portofino Merger Sub, Inc, (the “Closing”) shall result in a material diminution in Employee’s duties, responsibilities or authorities, such that the Closing will constitute “Good Reason”;

2.    Continuation of the Employment Agreement. Except as otherwise expressly provided herein, the Employment Agreement will continue in full force and effect, in accordance with its terms.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Executive Employment Agreement as of the date first above written.

THE COMPANY:

PROS, Inc.
By:	/s/ Nikki Brewer
Name:	Nikki Brewer
Title:	Chief People Officer

PROS Holdings, Inc.
By:	/s/ Damian Olthoff
Name:	Damian Olthoff
Title:	General Counsel and Secretary

THE EXECUTIVE
/s/ Jeffrey Cotten
Jeffrey Cotten